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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Biomet, Inc. (the Registrant; Indiana corporation)

Domestic subsidiaries:

        OEC Ltd., Inc. (Delaware corporation)
        Biomet Acquisition Corp. (Delaware corporation)
        Biomet International, Inc. (Virgin Islands corporation)
        Biomet Investment Corp. (Delaware corporation)
        Electro-Biology, Inc. (Delaware corporation)
        EBI Holding, Inc. (Delaware corporation)
        EBI Medical Systems, Inc. (Delaware corporation)
        Arthrotek, Inc. (Indiana corporation)
        Vascu-Med, Inc. (Indiana corporation)
        Poly-Medics, Inc. (Indiana corporation)
        Walter Lorenz Surgical, Inc. (Florida corporation)
        Polymers Reconstructive A/S (Danish corporation)
        Kirschner Medical Corporation (Delaware corporation)

Foreign subsidiaries:

        Biomet Ltd. (U.K. corporation)
        Biomet Deutschland GmbH (German corporation)
        Biomet SpA (Italian corporation)
        EBI Medical Systems Ltd. (U.K. corporation)
        Biomet Ltda. (Brazilian corporation)
        Biomet S.A. (French corporation)
        Industrias Quirgicas de Levante, s.a. (IQL) (Spanish corporation)

Each subsidiary is wholly-owned by its immediate parent, except for the following:
        Polymers Reconstructive A/S of which Biomet, Inc. owns 51% of the oustanding shares; and Biomet SpA of which Biomet Ltd. owns 51% of the outstanding shares.